INSIGHTFUL CORPORATION

EMPLOYMENT AGREEMENT REGARDING TERMINATION

Insightful Corporation ("Insightful"), a Delaware corporation located at 1700 Westlake Avenue North, Suite 500, Seattle, WA 98109, and Jeffrey E. Coombs ("Coombs"), enter this Insightful Corporation Employment Agreement Regarding Termination (this "Agreement") effective as of April 29, 2004.

1. Employment

Coombs agrees to perform the functions and responsibilities of President and Chief Executive Officer and other executive duties as an Insightful executive team member for the purpose of achieving the long-term successful growth of Insightful.

1.1 Length. Coombs' employment with Insightful will continue until terminated as this Agreement provides.

1.2 Full Time. Coombs will work full time and will devote his good faith efforts in support of Insightful's goals and operations. While employed by Insightful under terms of this Agreement, Coombs will not engage in any other employment without Insightful's advanced written consent.

2. Compensation

Compensation to Coombs has been established in the Offer of Employment Letter dated October 19, 2004. For purposes of this Agreement, compensation refers to salary, bonus based on Coombs' performance, and initial stock options.

3. Termination

3.1 Termination by Insightful. Insightful may terminate Coombs' employment with or without cause at any time without advance notice. Termination is effective as of the date specified in the notice of termination.

3.2 Cause. For the purposes of this Agreement, termination is "with cause" if Coombs' employment is terminated because Coombs has engaged in unauthorized use or disclosure of confidential information or trade secrets of Insightful; is convicted of or has entered a plea of "guilty" or "no contest", to a felony under the laws of the United States or any state thereof; has misappropriated Insightful monies or assets; has committed fraud; or had been negligent in or willfully fails to accomplish the performances of his duties.

3.3 Voluntary Termination or "With Cause" Termination. If Coombs resigns voluntarily, or is properly terminated for cause, all compensation and other entitlements of employment will cease as of the effective date of the resignation or termination. Coombs will use good faith efforts to provide Insightful as much notice as possible of any such resignation which will be no less than advance written notice. The parties agree that a constructive termination shall be treated as termination other than with cause. A constructive termination means that Coombs resigns as a result of one or more of the following events without Coombs' express written consent: (i) a significant reduction of Coombs' duties, authority, job title or reporting relationships, (ii) a reduction by Insightful of Coombs' annualized base salary relative to his annualized base salary as in effect immediately prior to such reduction (unless such reduction applies generally to all officers of the Company), (iii) the relocation of Coombs' place of business to a facility or a location more than 25 miles from the city of Seattle, Washington.

3.4 Compensation on Termination "Without Cause" by Insightful. If Coombs is terminated other than "with cause", however, Insightful will give Coombs severance benefits as follows (provided that Coombs executes and delivers a full general release of claims in a form reasonably acceptable to counsel to Insightful):

3.4.1 Salary. Salary and performance based bonus fully earned through termination date.

3.4.2 Severance Pay. Severance pay of 18 months salary based on the rate in effect as of the date of termination. Payment may be made lump sum or on regular payroll schedules as Insightful chooses

3.4.3 Stock Options. Vesting of Coombs' stock options shall cease in accordance with their governing option agreement(s). Coombs may exercise vested and unexpired options anytime up to nine (9) months following termination date.

3.4.4 Relocation. Reimbursement of documented reasonable costs incurred by Coombs for shipment of Coombs' personal possessions from Seattle to the San Francisco Bay Area, provided that such costs are incurred within six months of termination.

3.4.5 Offset. To the extent permissible under applicable law, without prejudice to other remedies, Insightful may offset any amounts Coombs owes Insightful against any amount (net of taxes and other deductions) due Coombs upon termination or there after.

4. Change of Control.

4.1 Definitions

4.1.1 "Change of Control" is defined in Appendix A to this Agreement and is hereby incorporated by reference.

4.1.2 "Change of Control Date" means the first date on which a Change of Control occurs.

4.1.3 "Employment Period" shall mean the twelve (12) month period commencing on the Change of Control Date.

4.2 Upon a Change in Control, Insightful will cause 50% of Coombs' unvested and unexpired stock options to immediately vest and become exercisable.

4.3 If, during the Employment Period or during the three (3) months prior to the Change of Control Date, Coombs is terminated other than "with cause" (including constructive termination), Insightful will in addition to the benefits conferred to Coombs under paragraph 3.4 cause all of Coombs' unvested and unexpired stock options to immediately vest and become exercisable. Coombs will have up to 9 months following termination date to exercise any vested and unexpired options.

4.4 This Agreement supersedes the Change of Control Agreement previously executed by the parties, and such Change of Control Agreement shall terminate on the effective date of this Agreement.

5. Incorporation of Prior Agreements.

Coombs agrees to continue to abide by the terms and conditions of the Employee Non-Competition, Nondisclosure, Developments and Non-Solicitation Agreement previously executed by the parties. To the extent that the terms of the Confidentiality Agreement conflict with the terms of this Agreement, the terms of this Agreement shall control.

6. Miscellaneous

If any part of this Agreement is held to be unenforceable, it shall not affect any other part. If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable laws. This Agreement shall survive the termination of Coombs' employment, however caused. The waiver of any breach of this agreement or failure to enforce any provision of this Agreement shall not waive any later breach.

7. Arbitration of Claims

Insightful and Coombs mutually consent to the resolution by arbitration of all claims or controversies ("claims"), whether or not arising out of Coombs' employment (or termination), that Insightful may have against Coombs or that Coombs may have against Insightful or against its officers, directors, employees or agents. (Claims that Coombs my have for workers'

compensation or unemployment compensation benefits are not covered by this Agreement). Insightful and Coombs agree that, except as provided in this Agreement, any arbitration shall be in accordance with the then-current Model Employment arbitration Procedures of the American arbitration Association ("AAA"). The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Washington or federal law or both, as applicable to the claim(s) asserted. Except as otherwise provided in this Agreement, both Insightful and Coombs agree that neither shall initiate or prosecute any lawsuit or administrative action in any way related to any claim covered by this Agreement. Insightful and Coombs shall equally share the fees and cost of the Arbitrator.

The parties have executed this Agreement as of the Date first set forth above.

"INSIGHTFUL"

INSIGHTFUL CORPORATION

By:_/s/ Samuel R. Meshberg________

Samuel R. Meshberg, Chairman

"COOMBS"

JEFFREY E. COOMBS, an individual

By:__/s/ Jeffrey E. Coombs__________

Jeffrey E. Coombs

APPENDIX A

For purposes of this Agreement, a "Change of Control" shall mean:

(a) A "Board Change" that, for purposes of this Agreement, shall have occurred if a majority (excluding vacant seats) of the seats on the Board are occupied by individuals who were neither (i) nominated by a majority of the Incumbent Directors nor (ii) appointed by directors so nominated. An "Incumbent Director" is a member of the Board who has been either (i) nominated by a majority of the directors of the Company then in office or (ii) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as hereinafter defined) other than the Board; or

(b) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) thirty three percent (33%) or more of either (A) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Appendix A are satisfied; or

(c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than forty percent (40%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportion as their ownership immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least fifty percent (50%) of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were the Incumbent Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation.